UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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ALLIANCE DISTRIBUTORS HOLDING INC.

(Name of Registrant as Specified in its Charter)

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ALLIANCE DISTRIBUTORS HOLDING INC.
NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Alliance Distributors Holding Inc. (the "Company") will be held at Alliance Distributors Holdings Inc., 1160 Commerce Avenue, Bronx, New York, 10462 at 11:00A.M. on February 1, 2007 for the following purposes as set forth in the accompanying Proxy Statement:

1.	To elect five directors to serve for the term set forth in the accompanying proxy statement;

2.
To ratify the selection and appointment by the Company's Board of Directors of Mahoney Cohen & Company, CPA, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To adopt the Alliance Distributors Holding Inc. 2006 Stock Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Holders of record of the Company's Common Stock and the Company’s Series A Convertible Non Redeemable Preferred Stock at the close of business on December 19, 2006 will be entitled to vote at the meeting.

By Order of the Board of Directors

STEPHEN AGRESS,
Secretary

Dated: December 27, 2006

ALLIANCE DISTRIBUTORS HOLDING INC.
1160 Commerce Avenue
Bronx, New York 10462
____________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 1, 2007

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Alliance Distributors Holding Inc. (the “Company”) to be held at Alliance Distributors Holdings Inc., 1160 Commerce Avenue, Bronx, New York, 10462 at 11:00A.M. on February 1, 2007, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying materials are being mailed on or about December 29, 2006.

Record Date

Shareholders of record at the close of business on December 19, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof (“Record Date”).

As of the Record Date there were issued and outstanding 48,721,065 shares of Common Stock and 261,663 Series A Convertible Non Redeemable Preferred Stock (the “Series A Preferred Shares”) convertible into 4,163,058 shares of common stock for a total of 52,884,123 shares eligible to vote. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. Each Series A Preferred Share is convertible into 15.91 shares of common stock, votes with the common stock as one class on as converted basis, and otherwise ranks equally with the common stock on a pari passu as converted basis.

Quorum

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all matters. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum.

Right to Revoke Proxies

Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

PROPOSAL 1

ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his/her choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Security Ownership of Certain Beneficial Owners and Management."

The directors serve for a term of one year and until their successors are duly elected and qualified. The Board of Directors held 5 meetings in the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, except for Andre Muller who only attended 60% of the Board meetings, each member of the Board of Directors attended at least 75% or more of the Board meetings and meetings of each Committee of the Board on which the Director serves. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of shareholders. The Company did not hold an annual meeting for fiscal year 2005.

There are no family relationships among directors, nominees or executive officers. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as such.

All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position(s) with the Company and other principal affiliations are set forth below.

Director Independence

The Board of Directors has determined that each of Humbert B. Powell, III, Thomas Vitiello and Steven H. Nathan is an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment.

NAME	POSITION HELD WITH THE COMPANY	AGE	DATE FIRST ELECTED OR APPOINTED
Jay Gelman	Chief Executive Officer, Chairman of the Board of Directors and Assistant Secretary	45	Chief Executive Officer on June 29, 2004; Director and Chairman of the Board on October 14, 2004; Assistant Secretary on November 11, 2004;
Andre Muller	Chief Operating Officer, President and Director	41	Chief Operating Officer and President on June 29, 2004; Director on October 14, 2004; Secretary November 11, 2004 to November 30, 2006
Stephen Agress	Executive Vice President, Chief Financial Officer and Secretary	45	Executive Vice President and Chief Financial Officer on October 3, 2006; Secretary on November 30, 2006
Humbert B. Powell, III	Director	68	Director and Chairman of the Board of Directors from July 1, 2002 until October 14, 2004 and currently a Director
Thomas Vitiello	Director	45	Director on October 14, 2004
Steven H. Nathan	Director	56	Director on March 14, 2005

JAY GELMAN

Jay Gelman in 1989 co-founded L & J Marketing, Inc. d/b/a Alliance Distributors, a regional video game software and hardware distributor based in College Point, NY. He served as President, until December of 1997 when Alliance was sold to Take Two Interactive Software, Inc. From 1998 until 2003, Mr. Gelman was employed by Track Data Corporation (NASDAQ: TRAC) where he served as a director and as Executive Vice President. In 2003, Mr. Gelman co-founded Alliance Partners (name later changed to AllianceCorner Distributors Inc.), and served as its President and Chief Executive Officer. Since the acquisition by the Company of AllianceCorner Distributors Inc. on June 29, 2004, Mr. Gelman has served as Chief Executive Officer of the Company and is also currently the Chairman of the Board of Directors.

ANDRE MULLER

For more than five years prior to 2003 Andre Muller was employed as a General Manager by Take Two Interactive Software, Inc. In 2003, Mr. Muller co-founded Alliance Partners (name later changed to AllianceCorner Distributors Inc.), and served as its Chief Operating Officer. Since the acquisition by the Company of AllianceCorner Distributors Inc. on June 29, 2004, Mr. Muller has served as Chief Operating Officer and President of the Company and is also currently a director.

STEPHEN AGRESS

Stephen Agress was the Vice President - Finance and Chief Accounting Officer of Innodata Isogen, Inc. (“Innodata”) from March 1998 to September 30, 2006, and served as its principal financial officer from May 2001 to December 2005. He served as Innodata’s Corporate Controller from August 1995 until May 2004. Mr. Agress is a certified public accountant and was a senior audit manager in the TRADE Retail & Distribution Services Group at Deloitte & Touche LLP prior to his joining Innodata in 1995.

HUMBERT B. POWELL, III

Humbert B. Powell, III has been a Managing Director at Sanders Morris Harris, a regional investment-banking firm headquartered in Houston, Texas, with a branch in New York City, since November 1996. He is a trustee of Salem-Teikyo University. Mr. Powell served as chief executive officer of the Company from June 20, 2002 until July 1, 2002.

THOMAS VITIELLO

For more than five years, Mr. Vitiello has been the president of VIT Trading, Inc., a trader in precious metals. He graduated from NYU with a BS in Finance in 1985.

STEVEN H. NATHAN

Steven H. Nathan has since 1997 served as President of Progressive Planning, Inc. a tax and financial consulting firm in Jericho, New York. From 1993 through 1997 he was Vice President and Chief Financial Officer of L & J Marketing, Inc. d/b/a Alliance Distributors, a regional video game software and hardware distributor based in College Point, New York. He held similar positions from 1984 to 1993 with Wren/AP Distributors.

Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company during the periods indicated for (i) the chief executive officer during fiscal year 2005 and (ii) certain other persons that served as executive officers in fiscal year 2005 whose total annual salary and bonus was in excess of $100,000.

Name and Position	Calendar Year	Annual Compensation Salary		Long-term Compensation Securities Underlying Options

Jay Gelman,Chairman of the	2005	$303,137		1,100,000
Board of Directors and Chief	2004	$182,211	(*)
Executive Officer

Andre Muller, President, Chief	2005	$303,047		1,100,000
Operating Officer and Director	2004	$182,211	(*)

Barbara A. Ras, Chief Financial	2005	$90,395		100,000
and Principal Accounting
Officer (**)

(*)	For the period from June 29, 2004 through December 31, 2004
(**)	Resigned September 13, 2006

The following table sets forth certain information as to the stock options granted by the Company to its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer/Principal Financial and Accounting Officer as of December 31, 2005.

Option Grants in Last Fiscal Year

Name	Number of securities underlying options granted	Percent of total options granted to employees in fiscal year	Exercise Price	Expiration date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Jay Gelman	1,100,000	17.1%	$0.325	Jan. 15, 2015	$6,357	$218,623
Andre Muller	1,100,000	17.1%	$0.325	Jan. 15, 2015	$6,357	$218,623
Barbara A. Ras	100,000	1.6%	$0.325	Apr. 14, 2015	$3,836	$25,062

The following table sets forth certain information as to the aggregated stock option exercises in fiscal 2005 by its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer/Principal Financial and Accounting Officer and option values as of December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of securities underlying unexercised options at December 31, 2005		Value of unexercised in-the-money options at December 31, 2005
Name	Shares acquired on exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Jay Gelman	—	—	275,000	825,000	$1,375	$4,125
Andre Muller	—	—	275,000	825,000	$1,375	$4,125
Barbara A. Ras	—	—	16,667	83,333	$83	$417

Director Compensation

Each non-managing director is entitled to a $1,500 fee for each of four regularly scheduled meetings during each year.

Employment Contracts

The Company has no contractual employment obligations with any of the executive officers other than with Stephen Agress. The Company’s employment obligations pursuant to an employment contract with Jay Gelman expired in accordance with its terms on June 30, 2006.

On October 3, 2006, the Company entered into a two year employment agreement with Stephen Agress to serve as Executive Vice President and Chief Financial Officer. The Agreement provides for annual base compensation of $210,000 per annum. The Agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete and non-interference provisions. The Company may terminate the Mr. Agress’ employment under the agreement without Cause (as defined) at any time, provided that, in such case, the Company shall, as severance, continue to pay to Mr. Agress an amount equal to his then base salary in normal payroll installments, subject to withholding, for six months or if less until September 30, 2008. In addition, the Company shall pay Mr. Agress’ cost of COBRA for the period during which severance is payable as aforesaid.

On July 26, 2004, Jay Gelman signed an employment agreement for two years with annual compensation of $300,000 per year for the first year and $350,000 for the second year, and at the discretion of the Board of Directors, bonuses equal to his salary. In addition, the employment agreement provided for a monthly car allowance in the amount of $750 per month. In the event of a termination of Mr. Gelman's employment by the Company other than for Cause, as defined under the employment agreement, or by Mr. Gelman for Good Reason, as defined under the employment agreement, Mr. Gelman was entitled to a lump sum payment equal to three times his base salary for the period from the date of termination through June 30, 2006. The employment agreement also contains a 12-month non-compete provision effective following termination, except for termination by the Company other than for Cause, or Good Reason by Mr. Gelman, and contains customary confidentiality provisions.

Compensation Committee Interlocks and Insider Participation

The Company does not have a Compensation Committee or any other committee of the Board of Directors performing equivalent functions. Decisions regarding compensation of executive officers of the Company are made by the Board of Directors. Jay Gelman, Chief Executive Officer and Chairman of the Board, participated in deliberations of the Board during the fiscal year ended December 31, 2005 concerning executive officer compensation, except that he abstained from deliberations and voting regarding his own compensation.

No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

NOMINATING COMMITTEE

The Company does not have a standing Nominating Committee or a Nominating Committee Charter. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the lack of turnover in the Company’s Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors. All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In fiscal year 2005, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has provided such recommendation on a timely basis as described in "Proposals of Shareholders" and “Notice Required to Bring Business Before an Annual Meeting” below. To date, the Company has not received any recommended nominees from any non-management shareholder or group of shareholders that beneficially owns more than five percent of its voting stock.

BOARD OF DIRECTORS’ REPORT ON EXECUTIVE COMPENSATION

The following Board of Directors’ report on executive compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

As required by the rules established by the Securities and Exchange Commission, the Board of Directors has prepared the following report on the compensation policies of the Board of Directors applicable to the Company’s executive officers.

The Company’s executive compensation policies and programs are designed to retain talented executives and motivate them to achieve business objectives that will enhance stockholder value.

The following is the Board’s compensation policy for persons who do not have employment agreements with the Company: See discussion above for information on employment agreements for Mr. Gelman and Mr. Agress.

The Board of Directors (the "Board") is responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the executive officers. In its deliberations regarding compensation of executive officers, including the chief executive officer, the Board considered the following factors: (a) Company performance, both separately and in relation to similar companies, (b) the individual performance, experience and scope of responsibilities of each executive officer, (c) compensation and stock award information disclosed in the proxy statements of other companies, (d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of management. The assessments were not subject to specific weightings or formulas.

The Company’s compensation program for executives consists of three elements:

-	a base salary,

-	an annual bonus, and

-	periodic grants of stock options.

Base Salary

The salaries for the executive officers are designed to retain qualified and dedicated executive officers. The Board of Directors reviews salary recommendations made by the Company’s Chief Executive Officer (other than for executive officers covered by employment agreements), and evaluates individual responsibility levels, performance and length of service.

Annual Bonus

Bonus compensation provides the Company with a means of rewarding performance based upon the attainment of corporate profitability during the year. No executive officer received a bonus for fiscal year ended 2005.

Stock Options

See “Option Grants in Last Fiscal Year” table for information on stock option grants awarded to executive officers in 2005.

Chief Executive Officer’s Compensation

The Chief Executive Officer’s base compensation for the fiscal year ending 2005 was determined in accordance with the terms set forth in his employment agreement. The Chief Executive Officer’s short-term and long-term incentive compensation, stock awards and other compensation are determined on the basis of the same factors utilized to compensate other executives.

See “Option Grants in Last Fiscal Year” table for information on stock option grants awarded to the Chief Executive Officer in 2005.

The Chief Executive Officer did not receive an annual bonus in 2005.

By: The Board of Directors

Jay Gelman
Andre Muller
Humbert B. Powell, III
Thomas Vitiello
Steven H. Nathan

AUDIT COMMITTEE

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are Steven H. Nathan and Thomas Vitiello. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, Steven H. Nathan. Mr. Nathan is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A. The function of the Audit Committee is to make recommendations concerning the selection each year of an independent registered public accounting firm, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent registered public accounting firm whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met one time during the fiscal year ended December 31, 2005. The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in NASDAQ Stock Market’s Marketplace Rule 4200.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent registered public accounting firm. A copy of the Audit Committee Charter is included as Exhibit A to this Proxy Statement.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met one time during fiscal year 2005.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls. The Company retains an independent registered public accounting firm who is responsible for conducting an independent audit of the Company’s financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires an independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The independent registered public accounting firm has discussed its independence with the Audit Committee, and has confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.

AUDIT COMMITTEE

Steven H. Nathan
Thomas Vitiello

Compliance with Section 16(a) of the Securities Exchange Act of 1934

The Company believes that during the period from January 1, 2005 through December 31, 2005 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical investment made on July 1, 2004 through December 31, 2005 (assuming reinvestment of dividends) in (a) the Company's Common Stock; (b) all NASDAQ stocks and (c) the Industry Index for SIC Code 5045, Wholesale-Computers and Peripheral Equipment and Software. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 15, 2006 information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 1160 Commerce Avenue, Bronx, New York 10462.

Beneficial ownership is determined in accordance with the rules of the SEC, and for calculating the shares and percentage beneficially owned by each Selling Security Holder includes any securities which the person has the right to acquire within 60 days of the date of this Schedule 14A through the conversion or exercise of any security or right. The terms of the Series A Convertible Non Redeemable Preferred Stock ("Series A Preferred Shares") restrict each holder's right to convert the Series A Preferred Shares to the extent that beneficial ownership of such holder and its affiliates would exceed 4.999% or 9.999% of the shares of Common Stock that would be outstanding after giving effect to such conversion. For convenience, the table and the footnotes are presented as if these restrictions did not apply. For purposes of the table and the footnotes below, there are deemed outstanding 52,884,123 shares of common stock, consisting of 48,721,065 shares of common stock currently issued and outstanding and 4,163,058 shares of common stock issuable on conversion of 261,663 Series A Preferred Shares. Each Series A Preferred Share converts into 15.91 shares of common stock.

	Shares Owned Beneficially
Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent of Class

Directors and Executive Officers:
Jay Gelman (1)	17,523,654	32.7%
Andre Muller (2)	8,960,004	16.7%
Stephen Agress (3)	8,333	*
Humbert B. Powell, III (4)	122,728	*
Thomas Vitiello (5)	100,000	*
Steven H. Nathan (5)	100,000	*
All Executive Officers and Directors
As a Group (6 persons) (6)	26,814,719	49.1%

Known Beneficial Holders of More Than 5%:
Francis Vegliante (7)	4,959,988	9.3%
Nathan A. Low (8)	6,106,648	11.3%
Theseus Fund, L.P.
f/k/a Minotaur Fund LLP (9)	5,000,000	9.5%
Jim Corfman (10)	5,500,000	10.4%

*	Less than 1%.

1.
Consists of Mr. Gelman’s record and beneficial ownership of 8,226,671 shares of common stock, currently exercisable options to purchase 733,333 shares of Common Stock, and 5,883,976 shares of common stock and 168,427 Series A Preferred Shares convertible into 2,679,674 shares of common stock that are subject to a voting proxy. Of the total number of shares of common stock subject to a voting proxy, Theseus Fund, L.P. (f/k/a Minotaur Fund LLP) granted to Mr. Gelman a proxy to vote 1,071,335 shares of common stock.

2.	Consists of Mr. Muller’s record and beneficial ownership of 8,226,671 shares of common stock and currently exercisable options to purchase 733,333 shares of Common Stock.

3.	Consists of currently exercisable options to purchase 8,333 shares of Common Stock.

4.	Consists of Mr. Powell’s record and beneficial ownership of 22,728 shares of common stock and currently exercisable options to purchase 100,000 shares of Common Stock.

5.	Consists of currently exercisable options to purchase 100,000 shares of Common Stock.

6.
Includes currently exercisable options to purchase 1,774,999 shares of Common Stock. Also includes 5,883,976 shares of common stock and 168,427 Series A Preferred Shares convertible into 2,679,674 shares of common stock that are subject to a voting proxy held by Mr. Jay Gelman.

7.	Consists of Mr. Vegliante’s record and beneficial ownership of 4,226,655 shares of common stock and currently exercisable options to purchase 733,333 shares of Common Stock.

8.
The address of Mr. Low is c/o Sunrise Securities Corp., 641 Lexington Avenue N.Y., N.Y. 10022. Mr. Low has sole dispositive and voting power in Sunrise Securities Corp. Mr. Low's wife has sole voting and investment power in the shares owned by Nathan A. Low Family Trust. Mr. Low has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Low has shared voting and investment power in the shares owned by Sunrise Foundation Trust. Mr. Low disclaims beneficial ownership of the shares owned by Nathan A. Low Family Trust, Sunrise Equity Partners and Sunrise Foundation Trust. These 6,106,648 shares consist of 572,400 shares of common stock owned by Sunrise Equity Partners, 245,794 shares of common stock owned by Sunrise Securities Corp., 756,346 shares of common stock due to the deemed conversion of 47,539 Series A Convertible Non Redeemable Preferred Stock ("Series A Preferred Shares") owned by Nathan A. Low, 388,315 shares of common stock due to the deemed conversion of 24,407 Series A Preferred Shares owned by Nathan A. Low Family Trust, 2,290,515 shares of common stock due to the deemed conversion of 143,967 Series A Preferred Shares owned by Nathan A. Low Roth IRA, 346,504 shares of common stock due to the deemed conversion of 21,779 Series A Preferred Shares owned by Sunrise Foundation Trust, 366 shares of common stock due to the deemed conversion of 23 Series A Preferred Shares owned by Sunrise Securities Corp. and 282,307 shares of common stock due to the deemed conversion of 17,744 shares of common stock owned by Sunrise Equity Partners. Further includes 800,527 shares of common stock issuable upon exercise of 800,527 warrants owned by Nathan A. Low, 200,132 shares of common stock issuable upon exercise of 200,132 warrants owned by Sunrise Foundation Trust and 223,442 shares of common stock issuable upon exercise of 223,442 warrants owned by Sunrise Securities Corp.

9.
The address of Theseus Fund, L.P f/k/a Minotaur Fund LLP is 131 Olive Hill Lane, Woodside, CA 94062. See footnote 1 for information relating to the voting proxy granted to Jay Gelman by Theseus Fund, L.P. f/k/a Minotaur Fund LLP.

10.
Mr. Corfman is the direct beneficial owner of 500,000 shares of common stock and the indirect beneficial owner of 5,000,000 shares of common stock beneficially owned by Theseus Fund, L.P f/k/a Minotaur Fund LLP. Mr. Corfman’s business address is 131 Olive Hill Lane, Woodside, CA 94062.

The following table sets forth, as of November 15, 2006, information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Series A Non Redeemable Convertible Preferred Stock ("Series A Preferred Shares") based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Series A Preferred Shares, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and for calculating the shares and percentage beneficially owned by each Selling Security Holder includes any securities which the person has the right to acquire within 60 days of the date of this Information Statement through the conversion or exercise of any security or right. The terms of the Series A Preferred Shares restrict each holder's right to convert the Series A Preferred Shares to the extent that beneficial ownership of such holder and its affiliates would exceed 4.999% or 9.999% of the shares of Common Stock that would be outstanding after giving effect to such conversion.

	Shares Owned Beneficially
	Series A Convertible Non Redeemable Preferred Shares
Name and address of beneficial owner	Amount of beneficial ownership	Percent of Class

Jay Gelman (11)	168,427	64.4%
All executive officers and directors as a group (11)	168,427	64.4%
Nathan A. Low (12) (13) c/o Sunrise Securities Corp., 641 Lexington Avenue N.Y., N.Y. 10022	255,459	97.6%
Nathan A. Low Roth IRA (14) c/o Sunrise Securities Corp. 641 Lexington Avenue N.Y., N.Y. 10022	143,967	55.0%
Nathan A. Low Family Trust (15) c/o Sunrise Securities Corp. 641 Lexington Avenue N.Y., N.Y. 10022	24,407	9.3%
Sunrise Equity Partners c/o Sunrise Securities Corp. 641 Lexington Avenue N.Y., N.Y. 10022	17,744	6.8%
Sunrise Foundation Trust c/o Sunrise Securities Corp. 641 Lexington Avenue N.Y., N.Y. 10022	21,779	8.3%
Level Counter LLC (16) 641 Lexington Avenue 25th Floor N.Y., N.Y. 10022	17,744	6.8%
Amnon Mandelbaum (17) 641 Lexington Avenue 25th Floor N.Y., N.Y. 10022	17,744	6.8%
Marilyn Adler (18) 641 Lexington Avenue 25th Floor N.Y., N.Y. 10022	17,744	6.8%

11.
Consists of 24,407 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by the Nathan A. Low Family Trust, 143,967 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by the Nathan A. Low Roth IRA and 53 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by Northumberland Holdings, LTD.

12.
Mr. Low has sole dispositive and voting power in Sunrise Securities Corp. Mr. Low's wife has sole voting and investment power in the shares owned by Nathan A. Low Family Trust. Mr. Low has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Low has shared voting and investment power in the shares owned by Sunrise Foundation Trust. Mr. Low disclaims beneficial ownership of the shares owned by Nathan A. Low Family Trust, Sunrise Equity Partners and Sunrise Foundation Trust.

13.
Consists of 47,539 Series A Preferred Shares owned by Nathan A. Low, 143,967 Series A Preferred Shares owned by Nathan A. Low Roth IRA, 102,744 Series A Preferred Shares owned by Sunrise Equity Partners, 24,407 Series A Preferred Shares owned by Nathan A. Low Family Trust, 21,779 Series A Preferred Shares owned by Sunrise Foundation Trust and 23 Series A Preferred Shares owned by Sunrise Securities Corp.

14.	See footnote 11 for information relating to the voting proxy granted to Jay Gelman by the Nathan A. Low Roth IRA.

15.	See footnote 11 for information relating to the voting proxy granted to Jay Gelman by the Nathan A. Low Family Trust.

16.	Level Counter LLC has sole investment and voting power in the shares owned by Sunrise Equity Partners. Level Counter LLC disclaims beneficial ownership of these shares.

17.
Mr. Mandelbaum has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Mandelbaum disclaims beneficial ownership of the shares owned by Sunrise Equity Partners.

18.
Consists of shares owned by Level Counter LLC. Ms. Adler has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Ms. Adler disclaims beneficial ownership of the shares owned by Sunrise Equity Partners.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our Board of Directors has appointed Mahoney Cohen & Company, CPA, P.C. as its independent registered public accounting firm to audit and review the financial statements of our Company for the fiscal year ending December 31, 2006, subject to ratification by the shareholders.

In the event that the shareholders fail to ratify this reappointment, other independent registered public accounting firms will be considered upon recommendation of the Audit Committee. Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

A representative of Mahoney Cohen & Company, CPA, P.C. is expected to be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Independent Registered Public Accounting Firms for the fiscal years ended December 31, 2005 and 2004.

Set forth below is certain information concerning fees by Mahoney Cohen & Company , CPA, P.C. in respect of services provided for 2005 and 2004. The Audit Committee has determined that the provision of all services is compatible with maintaining the independence of Mahoney Cohen & Company, CPA, P.C.

Audit Fees. Mahoney Cohen & Company, CPA, P.C. billed us approximately $119,000 for professional services rendered for (1) the audit of the annual financial statements for 2005, (2) the reviews of the financial statements included in reports on Form 10-QSB for periods within 2005 and (3) related regulatory filings for periods within 2005; and approximately $161,000 for professional services rendered for (1) the audit of the annual financial statements for 2004, (2) the reviews of the financial statements included in reports on Form 10-QSB for periods within 2004 and (3) related regulatory filings for periods within 2004.

Audit Related Fees. Mahoney Cohen & Company CPA, P.C. did not provide any audit related services in 2005 and 2004, respectively.

Tax Fees. Mahoney Cohen & Company, CPA, P.C. did not provide any tax services in 2005 and 2004, respectively.

Tax and Other Fees. In 2005, Mahoney Cohen & Company, CPA, P.C. billed us approximately $14,000 for services in connection with our potential acquisition of Foto Electric Supply Co., Inc. The potential acquisition subsequently terminated in accordance with its terms. In 2004, Mahoney Cohen & Company, CPA, P.C. did not provide any other services.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is directly and solely responsible for oversight, engagement and termination of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Committee (i) meets with the independent registered public accounting firm prior to the audit and discusses the planning and staffing of the audit; (ii) approves in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services and approves the fees and other terms of any such engagement; (iii) obtains periodically from the independent registered public accounting firm a formal written statement of the matters required to be discussed by Independent Standards Board Statement No. 1, and, in particular, describing all relationships between the auditor and the Company; (iv) discusses with the independent registered public accounting firm any disclosed relationships or services that may impact auditor objectivity and independence; and (v) conducts periodic meetings with the independent registered public accounting firm regarding maters required to be discussed under Statements on Auditing Standards No. 61, as amended.

Changes in Registrant's Certifying Accountant

Reference is made to the section titled “Business Background” below for a discussion relating to the business background of the Company.

(a)	Previous independent accountants

(i)    Effective July 7, 2004, the Company, then Essential Reality, Inc., dismissed Stonefield Josephson, Inc. as its independent accountants;

(ii)    This firm's reports on the financial statements of Essential Reality, Inc. for both fiscal years ended December 31, 2003 and 2002 were modified as to uncertainty that Essential Reality, Inc. will continue as a going concern; other than this, the accountant's report on the financial statements for those periods neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles;

(iii)    In connection with its audits for the two most recent fiscal years and through July 7, 2004, there have been no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson would have caused them to make reference to the subject matter of the disagreement in connection with their reports;

(iv)    During the two most recent fiscal years and through July 7, 2004, there have been no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K; and (v) Essential Reality, Inc. requested that Stonefield Josephson, Inc. furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to Essential Reality, Inc.’s Form 8-K filed on July 14, 2004.

(b)	New independent accountants

Essential Reality, Inc. engaged Mahoney Cohen & Company, CPA, P.C. as its new independent accountants as of July 7, 2004. During the two most recent fiscal years and through July 7, 2004, Essential Reality, Inc. has not consulted with Mahoney Cohen & Company, CPA, P.C. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Essential Reality, Inc.’s Consolidated financial statements, and no written report of oral advice was provided to Essential Reality, Inc. reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K. Mahoney Cohen & Company, CPA, P.C. was appointed as the independent accountant of Alliance Corner Distributors, Inc on January 4, 2004.

The Board of Directors unanimously recommends that you vote FOR such ratification designated as Proposal 2 on the enclosed proxy card.

PROPOSAL 3

APPROVAL OF THE ALLIANCE DISTRIBUTORS HOLDING INC. 2006 STOCK PLAN

Subject to approval by shareholders, the Directors have adopted a plan that will enable us to grant equity and equity-linked awards to our Directors, officers, employees and other persons who provide services to the Company. This plan is called the "Alliance Distributors Holding Inc. 2006 Stock Plan," and is sometimes referred to in this Proxy Statement as the “Plan.”

The Plan is intended to allow us to provide incentives that will (1) strengthen the desire of highly competent persons to provides services to us and (2) further stimulate their efforts on our behalf.

Additional Information Concerning the Plan

The following is a summary of certain key provisions of the Plan. A copy of the Plan is included as Exhibit B to this Proxy Statement.

Shares Available. The maximum number of shares of common stock that may be delivered under the Plan is 10,000,000, subject to adjustment for certain specified changes to the Company's capital structure. Some awards under the Plan may link future payments to the awardee to the future value of a specified number of shares of common stock. The number of shares used for reference purposes in connection with these awards will be considered "delivered" for purposes of computing the maximum number of shares that may be delivered under the Plan. If an award under the Plan terminates without the shares subject thereto being delivered, the shares subject to such award will thereafter be available for further awards under the Plan.

The maximum number of shares of common stock that may be subject to awards of any combination that may be granted during any fiscal year of the Company to any one individual is 10,000,000, subject to adjustment for certain specified changes to the Company's capital structure.

Eligibility. All directors, officers and other employees and other persons who provide services to the Company are eligible to participate in the Plan.

Administration. The administrator of the Plan will be the board or any other committee which the board designates to serve as the administrator of the Plan. The board or committee serving as administrator (the "Committee") will, among other things, have the authority to: construe the Plan and any award under the Plan; select the directors and officers to whom awards may be granted and the time or times at which awards will be granted; determine the number of shares of common stock to be covered by or used for reference purposes for any award; determine and modify from time to time the terms, conditions, and restrictions of any award; approve the form of written instrument evidencing any award; accelerate or otherwise change the time or times at which an award becomes vested or when an award may be exercised or becomes payable; waive, in whole or in part, any restriction or condition with respect to any award; and modify, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards.

The Committee has not yet made any awards under the Plan. Because the granting of awards is in the sole discretion of the Committee, the nature and magnitude of future awards cannot currently be determined.

Types of Awards. The types of awards that may be made under the Plan are stock options, stock appreciation rights, restricted stock awards, and stock units. The Committee will fix the terms of each award, including, to the extent relevant, the following: (1) exercise price for options, base price for stock appreciation rights, and purchase price, if any, for restricted stock awards, (2) vesting requirements and other conditions to exercise, (3) term and termination, (4) effect, if any, of change of control and (5) method of exercise and of any required payment by the recipient. Additional information concerning the types of awards that may be made is set forth below.

Stock Options. The Committee may grant options that are qualified as "incentive stock options" under Section 422 of the Internal Revenue Code ("ISOs") and options that are not so qualified ("non-qualified options"). ISOs are subject to certain special limitations, including the following: (1) the exercise price per share may not be less than 100% of the fair market value per share of our common stock as of the grant date (110% of such fair market value, if the recipient owns more than 10% of the total combined voting power of all classes of our outstanding shares), (2) the term may not exceed 10 years (5 years, if the recipient owns more than 10% of the total combined voting power of all classes of our outstanding shares), and (3) the recipient must be an employee of our Company.

Stock Appreciation Rights. A stock appreciation right gives the holder the opportunity to benefit from the appreciation of our common stock over a specified base price determined by the Committee. Upon exercise of a stock appreciation right, the holder has the right to receive in respect of each share subject thereto a payment equal to the excess, if any, of: (1) the fair market value of a share of our common stock as of the exercise date over (2) the specified base price. At the discretion of the Committee, any required payment may be made in cash, shares of our common stock, or both.

Restricted Stock Awards. A restricted stock award entitles the recipient to acquire shares of our common stock for no consideration or for the consideration specified by the Committee. The shares will be subject to such vesting periods and other restrictions and conditions as the Committee determines.

Stock Units. A stock unit is a bookkeeping account to which there is credited the fair market value of a share of our common stock. The value of the account is subsequently adjusted to reflect changes in the fair market value. Upon exercise of a stock unit, the holder is entitled to receive the value of the account. At the discretion of the Committee, any required payment may be made in cash, shares of our common stock, or both.

The Committee may issue awards subject to the satisfaction of specified performance goals. For this purpose, the performance goals may be based on any one or more of the following performance criteria: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

Certain Corporate Transactions

If certain corporate transactions specified in the Plan occur, the Committee shall adjust the Plan and awards as it deems necessary or appropriate to prevent enlargement or dilution of rights, including, without limitation, (1) the number of shares of stock that can be granted; (2) the number and kind of shares or other securities subject to any then outstanding awards and (3) the exercise price, base price, or purchase price applicable to outstanding awards under the Plan. The Committee may cancel outstanding awards, but not outstanding stock or restricted stock awards, in connection with any merger or consolidation of our Company or any sale or transfer of all or part of our assets or business, or any similar event. The Committee may determine to pay no compensation whatsoever for any canceled awards that are not in-the-money (as defined below) or for any canceled awards to the extent not vested. The Company is required to provide payment in cash or other property for the in-the-money value of the vested portion of awards that are in-the-money and that are canceled as aforesaid. Awards are in-the-money only to the extent of their then realizable market value, without taking into account the potential future increase in the value of the award (whether under Black-Scholes-type formulas or otherwise).

Any adjustment of ISOs shall be made only to the extent not constituting a "modification" within the meaning of Code section 424(h)(3). Further, with respect to Awards intended to qualify as "performance-based compensation" under Code section 162(m), such adjustments shall be made only to the extent that the Administrator determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Code section 162(m).

Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Corporation from being denied a tax deduction on account of Code section 162(m)); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

Term of Plan. No award may be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the adoption of the Plan. However, all awards made prior to such time will remain in effect in accordance with their terms.

Certain Federal Income Tax Considerations; Matters Relating to Code section 162(m). Under Code section 162(m), we are generally precluded from deducting compensation in excess of $1 million per year paid to our chief executive officer and our next four highest paid executive officers. For purposes of this limitation, there is excluded from compensation any payments that an executive receives that constitutes performance-based compensation (which must meet certain requirements specified by the Code). Some or all of the awards that may be granted under the new Plan you are being asked to approve may not constitute performance-based compensation and, accordingly, compensation realized in respect of awards may be subject to the Code section 162(m) limitation. Consequently, the granting of awards under the Plan, either alone or in conjunction with other compensation, could cause us to have non-deductible compensation expense. To the extent any awards are granted by the Committee with the intent that they qualify as performance-based compensation under Code section 162(m), the awards will be implemented by the Committee in a manner designed to preserve such awards as performance-based compensation, including, but not limited to, the determination and designation of any applicable performance goals that must be satisfied to earn such awards.

Summary of Federal Income Tax Consequences of Stock Options Granted Under the Plan

The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to the grant of options under the Plan and does not attempt to describe all possible federal tax consequences of such participation. Furthermore, the tax consequences of options and other awards granted under the Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Non-Qualified Options. No income generally will be recognized by a participant upon the grant of a non-qualified option. Upon exercise, the participant will generally have ordinary income in the amount equal to the excess of the fair market value of the shares acquired over the exercise price. The income recognized by an employee participant will be subject to tax withholding. Upon a later sale of such shares, the participant will have capital gain or loss in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. The Company generally will be entitled to a tax deduction in the same amount as the ordinary income recognized by the participant with respect to shares acquired upon exercise of the non-qualified option.

Incentive Stock Options. No income will be recognized by a participant upon the grant of an incentive stock option. Further, except as otherwise provided below, the participant generally will recognize no income at the time of exercise (although a participant may have income for purposes of alternative minimum tax calculations) and we generally will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an option. If the participant holds the acquired shares two years from the date of grant and one year from the date of exercise the entire gain (or loss) realized when the participant eventually disposes of the stock is generally treated as long term capital gain (or loss). If the shares are disposed of before such holding period requirements are satisfied, the participant will recognize ordinary income in an amount equal to the lesser of the difference between (1) the exercise price and the fair market value of the shares on the date of exercise or (2) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as capital gain or loss. The Company generally will be entitled to a federal income tax deduction equal to the amount of any ordinary income recognized by the participant.

If an award under the Plan constitutes nonqualified deferred compensation that is subject to Code section 409A, certain requirements must be met (e.g., rules regarding deferral elections, distributions and accelerations of benefits). If the requirements are not satisfied, the participant may have to include an amount in income currently (or, if later, when no longer subject to a substantial risk of forfeiture), and may be subject to an additional tax equal to 20% of the amount included in income plus interest from the date of deferral (at the IRS underpayment rate plus 1%). Incentive stock options are generally exempted from the requirements of Code section 409A and non-qualified options are generally exempted if certain requirements are satisfied (e.g., if the exercise price can never be less than the fair market value of the stock on the date of grant).

The Board of Directors unanimously recommends that you vote FOR such ratification designated as Proposal 3 on the enclosed proxy card.

VOTING REQUIRED

Election of Directors:  Directors will be elected at the meeting by a plurality of the votes cast by Common Stockholders and Series A Preferred Shares. On this matter, abstentions will have no effect on the voting.

Ratification of Appointment of Mahoney Cohen & Company, CPA, P.C: The ratification of the reappointment of Mahoney Cohen & Company, CPA, P.C. as the Company’s independent registered public accounting firm to audit the financial statements of our Company for the fiscal year ending December 31, 2006 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

Adoption of Alliance Distributors Holding Inc. 2006 Stock Plan: The adoption of the Alliance Distributors Holding Inc. 2006 Stock Plan requires the affirmative vote of a majority of all outstanding shares entitled to vote for approval. Because this proposal requires the affirmative vote of a majority of all outstanding shares entitled to vote for approval, an abstention will have the same legal effect as a vote against such proposal.

OTHER MATTERS

Expense Of Solicitation

The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Shareholder Communications With the Board of Directors

Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at Alliance Distributors Holding Inc., 1160 Commerce Avenue, Bronx, New York 1046. However, shareholders may communicate with the Board of Directors by sending a letter to Board of Directors of Alliance Distributors Holding Inc., c/o Corporate Secretary, 1160 Commerce Avenue, Bronx, New York 10462. Any communications must contain a clear notation indicating that it is a "Shareholder--Board Communication" or a "Shareholder--Director Communication" and must identify the author as a shareholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications

Proposals Of Shareholders

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year’s proxy statement shareholder proposals received by August 31, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Alliance Distributors Holding Inc., c/o Corporate Secretary, 1160 Commerce Avenue, Bronx, New York 10462.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for shareholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at the fiscal year 2007 annual meeting of shareholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

Annual Report; Exhibits To Annual Report on Form 10-KSB

A copy of our Annual Report for the 2005 fiscal year has been mailed concurrently with this Proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. A COPY OF OUR FORM 10-KSB FOR FISCAL YEAR ENDED 2005 IS AVAILABLE UPON REQUEST, WITHOUT CHARGE. WE WILL FURNISH ANY EXHIBIT TO THE FORM 10-KSB UPON THE PAYMENT OF A REASONABLE FEE WHICH FEE SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING ANY SUCH EXHIBIT.

ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT Alliance Distributors Holding Inc., c/o Corporate Secretary, 1160 Commerce Avenue, Bronx, New York 10462.

Other Matters

The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors’ recommendations.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated: December 27, 2006
By Order of the Board of Directors

Stephen Agress, Secretary

EXHIBIT A

ALLIANCE DISTRIBUTORS HOLDING INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The principal purpose of the Audit Committee is to oversee the integrity of the Company's accounting and financial reporting processes and the audits of the Company's financial statements. In particular, the Audit Committee shall oversee (a) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls, (b) the Company's compliance with legal and regulatory requirements, (c) the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance, and (d) the fulfillment of the other responsibilities set out herein and as the Board of Directors may from time to time prescribe. The Audit Committee shall also prepare the report required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. The term "independent auditors" means the auditors that perform the audits of the Company that are required under the Securities Exchange Act of 1934 (the "Exchange Act") or the rules of the Commission thereunder.

II.	MEETINGS

The Audit Committee shall meet as often as it deems necessary or advisable, but not less frequently than four times annually. The Audit Committee shall meet periodically with the Company's management and its independent auditors in separate or joint sessions as deemed appropriate by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend any meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

III.	MEMBERSHIP

The Audit Committee shall be appointed by the Board. During the period of time the Company’s common stock trades on the Nasdaq National Market or the Nasdaq SmallCap Market, the Audit Committee shall be comprised of not fewer than three members of the Company's Board, each of whom shall meet the independence and other requirements of the Nasdaq National Market. The Audit Committee shall at all times meet the independence and other requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), the rules and regulations of the Commission regarding audit committees, and the rules and regulations of any other relevant body, including those regarding independence and experience.
Exhibit A-1

All members of the Audit Committee shall be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the Commission, and at least one member of the Audit Committee shall satisfy any applicable financial sophistication or financial expert requirements of the Nasdaq National Market.

IV.	AUTHORITY

The Company's independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the Company's Board of Directors (the "Board"), and the independent auditors shall report directly to the Audit Committee. The Audit Committee shall have sole and direct authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace the Company's independent auditors.

In discharging its oversight role, the Audit Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain and determine funding for, at the Company's expense, independent legal counsel, additional independent auditors or other experts and advisors for this purpose. The Company shall provide the Audit Committee with appropriate funding to perform its duties, including payment of the Company's independent auditors and any experts or advisors retained by the Audit Committee.

V.	KEY FUNCTIONS AND RESPONSIBILITIES

The following functions shall be the common recurring activities of the Audit Committee in carrying out its duties. The functions and responsibilities are set forth as a guide and may be varied from time to time by the Audit Committee as appropriate under the circumstances.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1. Review and discuss with management and the Company's independent auditors the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-KSB.

2. Review and discuss with management and the Company's independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-QSB, including the results of the independent auditors' review of the quarterly financial statements.

Exhibit A-2

3. Discuss with management and the Company's independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, the quality and adequacy of the Company's internal controls and any special steps adopted in light of material deficiencies in such controls.

4. Review with the auditors and management significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

5. Review and discuss with management the Company's financial results to be included in its earnings press releases, including any "pro forma" or "adjusted" non-GAAP information (such function may be performed by the Chairperson of the Audit Committee on behalf of the Audit Committee in the case of quarterly financial results).

6. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification and disclosure process for reports on Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITORS

7. Pre-approve all auditing services, including the annual audit plan, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company or for the Audit Committee or Board by the Company's independent auditors. However, as permitted pursuant to Section 10A(i)(3) of the Act, authority for such pre-approval may be delegated to one or more Audit Committee members, provided that all approvals of audit and non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

8. Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit. Without management present, discuss with the Company's independent auditors significant matters relating to the conduct of audits and attestation reports on management's assessment of internal control
Exhibit A-3

over financial reporting, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, any significant disagreements with management and the adequacy of the Company's internal control over financial reporting and disclosure controls and procedures. Discuss with the independent auditors matters relating to the report of the Audit Committee that is required by Commission rules to be included in the Company's annual proxy statement.

9. Obtain from the Company's independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and take or recommend that the Board take appropriate action regarding the independence of the independent auditors. Ensure the rotation of the audit partners as required by law, and monitor the Company's hiring of employees or former employees of the independent auditors to ensure compliance with applicable law.

10. Obtain and review an annual report by the Company's independent auditors describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues.

11. Evaluate the qualifications, performance and independence of the Company's independent auditors, including considering whether the independent auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board at least once each year.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

12. At the conclusion of each audit, obtain from the Company's independent auditors assurance that during the course of the audit, the auditors did not become aware that an occurrence or a likely occurrence of an illegal act obligates the independent auditors under Section 10A(b) of the Exchange Act to assure that the Audit Committee is adequately informed of such occurrence.

13. Approve or reject proposed related party transactions pursuant to requirements of the Exchange Act or NASDAQ.

14. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Exhibit A-4

15. Discuss with the Company's General Counsel and outside counsel any legal matters that may have a material impact on the financial statements or the Company's compliance policies.

CHARTER

16. Review and reassess the adequacy of this charter once each year and, if appropriate, make recommendations to the Board as to changes to this charter as the Audit Committee may deem necessary or advisable.

17. Publish this charter in the proxy materials relating to Annual Meetings of Stockholders at least once every three years in accordance with SEC regulations.

OTHER

18. Discuss with management and the Board policies with respect to risk assessment and risk management, and review and discuss with management, the Board and the Company's independent auditors any annual reports by management on the Company's internal control over financial reporting that are required by Commission rules and any related attestation reports that are required from the independent auditors pursuant to Commission rules.

VI.	LIMITATION OF AUDIT COMMITTEE'S ROLE

The Audit Committee's role is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Company's independent auditors.
Exhibit A-5

EXHIBIT B

ALLIANCE DISTRIBUTORS HOLDING INC. 2006 STOCK PLAN

ARTICLE I

General

1.1.    Purpose. The purpose of the Alliance Distributors Holding Inc. 2006 Stock Plan, (the “Plan”), is to provide additional incentive to officers, directors, employees and others who render services to Alliance Distributors Holding Inc. (the “Corporation”) and any present or future Subsidiary. It is intended that Awards granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Corporation, or otherwise render services to the Corporation, and stimulate their efforts on behalf of the Corporation.

1.2.    Term. No Award shall be granted under the Plan after the close of business on the day immediately preceding the 10-year anniversary of the adoption of the plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

1.3.    Shares Subject to the Plan. Subject to adjustments as provided in Article IX, the number of shares of Stock that may be delivered, purchased or used for reference purposes (with respect to SARs or Stock Units) with respect to Awards granted under the Plan shall be 10,000,000 shares of Common Stock of Alliance Distributors Holding Inc., (“Stock”). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Stock or other consideration, the shares subject to such Award shall thereafter be available for further Awards under the Plan.

1.4.    Subject to adjustments as provided in Article IX, the maximum number of shares of Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual shall be limited to 10,000,000 shares; provided that such number shall be adjusted pursuant to Article IX, and shares shall otherwise be counted against such number, only in a manner which will not cause Awards granted under the Plan to fail to qualify as "performance-based compensation" under Code section 162(m).

ARTICLE II

Definitions

For purposes of the Plan, the following terms shall be defined as set forth below.

2.1.    Administrator means the Board, the Special Stock Committee or any other committee which is designated by the Board as the "Administrator."
Exhibit B-1

2.2.    Award means any Stock Options (including ISOs and NSOs), SARs (including free-standing and tandem SARs), Restricted Stock Awards, Stock Units, or any combination of the foregoing granted pursuant to the Plan, except, however, when the term is being used under the Plan with respect to a particular category of grant in which case it shall only refer to that particular category of grant.

2.3.    Board means the Board of Directors of the Corporation.

2.4.    Code means the Internal Revenue Code of 1986, as amended.

2.5    Fair Market Value means, as of any date,

2.5.1    if the Stock is not traded on any over-the-counter market or on a national securities exchange, the fair market value determined by the Board in good faith using a reasonable valuation method;

2.5.2    if the Stock is traded in the over-the-counter market, based on most recent closing price for the Stock on the date the calculation thereof shall be made; or

2.5.3    if the Stock is listed on a national securities exchange, based on the most recent closing price for the Stock of the Corporation on such exchange.

2.6.    Grant Agreement means the agreement between the Corporation and the Participant pursuant to which the Corporation authorizes an Award hereunder. Each Grant Agreement entered into between the Corporation and a Participant with respect to an Award granted under the Plan shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Administrator.

2.7.    Grant Date means the date on which the Administrator formally acts to grant an Award to a Participant or such other date as the Administrator shall so designate at the time of taking such formal action.

2.8.    ISO means any Stock Option designated and qualified as an "incentive stock option" as defined in Code section 422.

2.9.    NSO means any Option that is not an ISO.

2.10.    Option means any option to purchase shares of Stock granted under Article V.

2.11.    Parent means a corporation, whether now or hereafter existing, within the meaning of the definition of "Parent Corporation" provided in Code section 424(e), or any successor to such definition.

2.12.    Participant means any person to whom any Award is granted pursuant to the Plan.
Exhibit B-2

2.13.    Performance Goals means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Administrator, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Administrator: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Code section 162(m) and the regulations promulgated thereunder and unless otherwise determined by the Administrator at the time the Performance Goals are established, the Administrator shall, in applying the Performance Goals, exclude the adverse affect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.

2.14.    Restricted Stock Award means any Award of shares of restricted Stock granted pursuant to Article VII of the Plan.

2.15.    SAR means a stock appreciation right, as awarded under Article VI.

2.16.    Stock means the voting common stock of the Corporation, subject to adjustments pursuant to the Plan.

2.17.    Stock Unit means credits to a bookkeeping reserve account solely for accounting purposes, where the amount of the credit shall equal the Fair Market Value of a share of Stock on the Grant Date (unless the Administrator provides otherwise in the Grant Agreement) and which shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock. Stock Units do not require segregation of any of the Corporation's assets. Stock Units are awarded under Article VII.
Exhibit B-3

2.18.    Subsidiary means any corporation or other entity (other than the Corporation) in any unbroken chain of corporations or other entities, beginning with the Corporation, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

ARTICLE III

Administration

3.1.    General. The Plan shall be administered by the Administrator. The Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.2.    Duties. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, all within the Administrator's sole and absolute discretion. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

3.2.1.    Construe the Plan and any Award under the Plan;

3.2.2.    Subject to Section 4.1, select the persons to whom Awards may be granted and the time or times at which Awards shall be granted;

3.2.3.    Determine the number of shares of Stock to be covered by or used for reference purposes for any Award;

3.2.4.    Determine and modify from time to time the terms and conditions, including restrictions, of any Award (including provisions that would allow for cashless exercise of Awards and/or reduction in the exercise price of outstanding Awards) and to approve the form of written instrument evidencing Awards;

3.2.5.    Accelerate the time or times at which an Award becomes vested or when an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following a Participant's termination of employment or death;
Exhibit B-4

3.2.6.    Impose limitations on Awards, including limitations on transfer and repurchase provisions; and

3.2.7.    Modify, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards.

ARTICLE IV

Eligibility and Participation

4.1.    Eligibility. The persons eligible to participate in the Plan are officers, directors, employees of the Corporation or its Subsidiaries and others who render services to the Corporation or its subsidiaries.

ARTICLE V

Stock Options

5.1.    General. Subject to the other applicable provisions of the Plan, the Administrator may from time to time grant to eligible Participants Awards of ISOs or NSOs. The ISO or NSO Awards granted shall be subject to the following terms and conditions.

5.2.    Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the Participant, describing the number of shares of Stock subject to the Option, whether the Option is an ISO or NSO, the Exercise Price of the Option, the vesting period for the Option and such other terms and conditions that the Administrator deems, in it sole discretion, to be appropriate, provided that such terms and conditions are not inconsistent with the Plan.

5.3.    Exercise Price. The price per share payable upon the exercise of each Option (the "Exercise Price") shall be determined by the Administrator and set forth in the Grant Agreement; provided, however, that in the case of ISOs the Exercise Price shall not be less than 100% of the Fair Market Value of the shares on the Grant Date. Notwithstanding the immediately preceding sentence, the Exercise Price of any ISO granted to a Participant who owns, within the meaning of Code section 422(b)(6), after application of the attribution rules in Code section 424(d), more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation, or Subsidiary corporations, shall not be less than 110% of the Fair Market Value of the Stock on the Grant Date

5.4.    Payment. Options may be exercised in whole or in part by payment of the Exercise Price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Administrator may prescribe, and/or such determinations, orders, or decisions as the Administrator may make.

5.5.    Terms of Options. The term during which each Option may be exercised shall be determined by the Administrator; provided, however, that in no event shall an ISO be exercisable more than ten years from the date it is granted.
Exhibit B-5

5.6.    Reload Options. The terms of an Option may provide for the automatic grant of a new Option Award when the Exercise Price of the Option and/or any related tax withholding obligation is paid by tendering shares of Stock.

5.7.    Restrictions on ISOs. ISO Awards granted under the Plan shall comply in all respects with Code section 422 and, as such, shall meet the following additional requirements:

5.7.1.    Grant Date. An ISO must be granted within ten (10) years of the earlier of the Plan's adoption by the Board of Directors or approval by the Corporation's shareholders but will be an NSO and not an ISO if the Plan is not approved by shareholders within twelve months from the grant of the option.

5.7.2.    Term. The term of an ISO shall not exceed ten (10) years. Notwithstanding the immediately preceding sentence, the term of any ISO granted to a Participant who owns, within the meaning of Code section 422(b)(6), after application of the attribution rules in Code section 424(d), more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation, or Subsidiary corporations, shall not exceed five (5) years.
Exhibit B-6

5.7.3.    Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Stock with respect to which all ISOs first become exercisable by any Participant in any calendar year under this or any other plan of the Corporation and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options shall be treated as NSOs. In such case, the Corporation may designate the shares of Stock that are to be treated as stock acquired pursuant to the exercise of an ISO by issuing a separate certificate for such shares and identifying the certificate as ISO shares in the stock transfer records of the Corporation.

5.7.4.    Participant. ISOs shall only be issued to employees of the Corporation, or Subsidiary of the Corporation.

5.7.5.    Tandem Options Prohibited. An ISO may not be granted in tandem with a NSO in such a manner that the exercise of one affects a Participant's right to exercise the other.

5.7.6.    Designation. No option shall be an ISO unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such Option.

5.7.7.    Period of Exercise. Any Option which is an ISO shall in all events lapse unless exercised by the Participant:

(i)    prior to the 89th day after the date on which employment terminated, if termination was other than by reason of death; and

(ii)    within a twelve-month period next succeeding the death of the Participant if termination is by reason of death.

5.8.    Exercisability. Options shall be exercisable as provided in the Grant Agreement.

5.9.    Transferability. ISOs shall be non-transferable. Except as provided in the Grant Agreement, NSOs shall not be assignable or transferable by the Participant, except by will, or by the laws of descent and distribution.

5.10.    Code Section 162(m). With respect to any Options intended to qualify as "performance-based compensation" under Code section 162(m), this Article V (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and determination of the Award) shall be implemented by the Administrator in a manner designed to preserve such Awards as such "performance-based compensation."
Exhibit B-7

ARTICLE VI

Stock Appreciation Rights

6.1.    Award of SARs. Subject to the other applicable provisions of the Plan, the Administrator may at any time and from time to time grant SARs to eligible Participants, either on a free-standing basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option).

6.2.    Restrictions on Tandem SARs. ISOs may not be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the ISO is greater than the Exercise Price for such ISO. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the related Options are exercisable. The Administrator may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

6.3    Base Price. The base price per share of each SAR (the "Base Price") shall be determined by the Administrator and set forth in the Grant Agreement.

6.3.    Amount of Payment Upon Exercise of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Stock over (B) the Base Price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portions thereof which the Participant from time to time determines to surrender for this purpose).

6.4.    Form of Payment Upon Exercise of SARs. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Stock or cash, or any combination of Stock and cash, as determined in the sole discretion of the Administrator.

6.5.    Transferability. SARs shall be transferable only as provided in the Grant Agreement.

6.6    Code Section 162(m). With respect to any SARs intended to qualify as "performance-based compensation" under Code section 162(m), this Article VI (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and determination of the Award) shall be implemented by the Administrator in a manner designed to preserve such Awards as such "performance-based compensation."
Exhibit B-8

ARTICLE VII

Restricted Stock and Stock Units

7.1.    Grants. Subject to the other applicable provisions of the Plan, the Administrator may grant Restricted Stock or Stock Units to Participants in such amounts and for such consideration as may be required by law, as it determines. Such Awards shall be made pursuant to a Grant Agreement.

7.2.    Terms and Conditions. A Restricted Stock Award entitles the recipient to acquire shares of Stock and a Stock Unit Award entitles the recipient to be paid the Fair Market Value of the Stock on the exercise date. Stock Units may be settled in Stock, cash or a combination thereof, as determined by the Administrator. Restricted Stock Awards and Stock Unit Awards are subject to vesting periods and other restrictions and conditions as the Administrator may include in the Grant Agreement.

7.3.    Restricted Stock.

7.3.1.    The Grant Agreement for each Restricted Stock Award shall specify the applicable restrictions on such shares of Stock, the duration of such restrictions, and the times and/or Performance Goals upon which such restrictions shall lapse with respect to all or a specified number of shares of Stock that are part of the Award. Notwithstanding the foregoing, the Administrator may reduce or shorten the duration of any restriction applicable to any shares of Stock awarded to any Participant under the Plan.

7.3.2.    Share certificates with respect to restricted shares of Stock may be issued at the time of grant of the Restricted Stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If share certificates are issued at the time of grant of the Restricted Stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award (as described in Section 11.1) or, alternatively, the Participant may be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer.

7.3.3.    The extent of the Participant's rights as a shareholder with respect to the Restricted Stock shall be specified in the Grant Agreement.

7.4.    Stock Units.

7.4.1.    The grant of Stock Units shall be evidenced by a Grant Agreement that states the number of Stock Units evidenced thereby and the terms and conditions of such Stock Units, including, but not limited to, any Performance Goals, if any, that must be satisfied before a Participant earns such Stock Units.

7.4.2.    Stock Units may be exercised in the manner described in the Grant Agreement.
Exhibit B-9

7.4.3.    The extent of the Participant's rights as a shareholder with respect to the Stock Units shall be specified in the Grant Agreement.

7.5.    Transferability. Unvested Restricted Stock Awards or Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Grant Agreement.

7.6    Code Section 162(m). With respect to any Restricted Stock Awards or Stock Units intended to qualify as "performance-based compensation" under Code section 162(m), this Article VII (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and determination of the Award) shall be implemented by the Administrator in a manner designed to preserve such Awards as such "performance-based compensation."

ARTICLE VIII

8.1    Tax Withholding

8.1.1.    Subject to subparagraph 8.1.2., as a condition to taking any action otherwise required under the Plan or any Grant Agreement, the Corporation shall have the right to require assurance that the Participant will remit to the Corporation when required an amount sufficient to satisfy federal, state and local tax withholding requirements. The Administrator may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan or through any other method determined by the Administrator.

8.1.2.    If a Participant makes a disposition of shares of Stock acquired upon the exercise of an ISO within either two (2) years after the Option was granted or one (1) year after its exercise by the Participant, the Participant shall promptly notify the Corporation or respond to an inquiry by the Corporation concerning a disposition and the Corporation shall have the right to require the Participant to pay to the Corporation an amount sufficient to satisfy federal, state and local tax withholding requirements.

ARTICLE IX

Corporate Transactions

9.1.    Adjustments Due to Special Circumstances.

9.1.1.    In the event of any change in the capital structure or business of the Corporation by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Stock, reclassification of the Corporation's capital stock, any sale or transfer of all or part of the Corporation's assets or business, or any similar
Exhibit B-10

change affecting the Corporation's capital structure or business or the capital structure of any business of any subsidiary, as determined by the Administrator, if the Administrator determines that an adjustment is equitable, then the Administrator shall adjust the Plan and Awards as it deems necessary or appropriate to prevent enlargement or dilution of rights, including, without limitation, in: (i) the number of shares of Stock that can be granted or used for reference purposes pursuant to the Plan; (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan; and (iii) the exercise price, base price, or purchase price applicable to outstanding Awards under the Plan. The adjustment by the Administrator shall be final, binding and conclusive.

9.1.2.    The Administrator may cancel outstanding Awards, but not outstanding Stock or Restricted Stock Awards, in connection with any merger, consolidation of the Corporation, or any sale or transfer of all or part of the Corporation's assets or business, or any similar event. The Administrator may determine to pay no compensation whatsoever for any canceled Awards that are not in-the-money (as hereinafter defined) or for any canceled Awards to the extent not vested. The Corporation shall provide payment in cash or other property for the in-the-money value of the vested portion of Awards that are in-the-money and that are canceled as aforesaid. Awards are "in-the-money" only to the extent of their then realizable market value, without taking into account the potential future increase in the value of the Award (whether under Black-Scholes-type formulas or otherwise). The opinion by the Administrator of the in-the-money value of any Award shall be final, binding and conclusive.

9.1.3.    Any adjustment of ISOs under this Section 9.1 shall be made only to the extent not constituting a "modification" within the meaning of Code section 424(h)(3). Further, with respect to Awards intended to qualify as "performance-based compensation" under Code section 162(m), such adjustments shall be made only to the extent that the Administrator determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Code section 162(m).

9.2.    Substitution of Options. In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Code section 424(a) applies, then, notwithstanding any other provision of the Plan, the Administrator may grant options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of Code section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.
Exhibit B-11

ARTICLE X

Amendment and Termination

Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Corporation from being denied a tax deduction on account of Code section 162(m)); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

ARTICLE XI

Miscellaneous

11.1. Restrictive Legends. The Corporation may at any time place legends referencing any restrictions described in the Grant Agreement and any applicable federal or state securities law restrictions on all certificates representing shares of Stock underlying an Award.

11.2. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any Grant Agreement entered into pursuant to the Plan, the Corporation shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, if such registration shall be necessary, or before compliance by the Corporation or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of any applicable securities exchange or quotation system.

11.3. No Guarantee of Employment. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Corporation or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.

11.4. Governing Law. The provisions of this Plan shall be governed by, construed and administered in accordance with applicable federal law; provided, however, that to the extent not in conflict with federal law, this Plan shall be governed by, construed and administered under the laws of New York, other than its laws respecting choice of law.

11.5. Severability. If any provision of the Plan shall be held invalid, the remainder of this Plan shall not be affected thereby and the remainder of the Plan shall continue in force.
Exhibit B-12

PROXY

ALLIANCE DISTRIBUTORS HOLDIINGS INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock and of Series A Convertible Preferred Stock of Alliance Distributors Holdings Inc. (the "Company") hereby appoints Jay Gelman and Stephen Agress, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1. Election of Directors:

☐ For all nominees listed below	☐ Withhold authority
(except as indicated)	to vote for all
nominees listed below

To withhold authority for any individual nominee, strike through that nominee's name in the list below.

Jay Gelman	Humbert B. Powell, III	Steven H. Nathan
Andre Muller	Thomas Vitiello

2. Ratification of the selection of Mahoney Cohen & Company, CPA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006:

☐ For	☐Against	☐ Abstain

3. Approval of the 2006 Stock Plan:

For	☐Against	☐ Abstain

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR SELECTION OF MAHONEY COHEN & COMPANY, CPA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL OF THE 2006 STOCK PLAN, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Dated: ____________________________

Signature(s) of Stockholder ______________

(Title, if appropriate) __________________

This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.